      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 9, 1998
                           REGISTRATION NO. 333-63971
================================================================================

                        SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.   20549
                               --------------------

                        PRE-EFFECTIVE AMENDMENT NO. 1 TO THE
                                      FORM S-4
                               REGISTRATION STATEMENT
                                        UNDER
                             THE SECURITIES ACT OF 1933
                                --------------------
                             LONG ISLAND FINANCIAL CORP.
               (Exact name of registrant as specified in its charter)

DELAWARE                             6022                       APPLIED FOR
(State or other          (Primary standard industrial        (I.R.S. employer
jurisdiction of            classification code number)    identification number)
or organization)


                                 ONE SUFFOLK SQUARE
                              ISLANDIA, NEW YORK 11722
                                   (516) 348-0888
                 (Address, including zip code, and telephone number,
          including area code, of registrant's principal executive offices)

                                 DOUGLAS C. MANDITCH
                        PRESIDENT AND CHIEF EXECUTIVE OFFICER
                             LONG ISLAND FINANCIAL CORP.
                                 ONE SUFFOLK SQUARE
                              ISLANDIA, NEW YORK 11722
                                   (516) 348-0888
              (Name, address, including zip code, and telephone number,
                     including area code, of agent for service)

                                     COPIES TO:

     GEORGE W. MURPHY, JR., ESQ.                      WILLIAM C. MORRELL, ESQ.
          BRIAN K. LEE, ESQ.                           VAN NOSTRAND & MARTIN
     MULDOON, MURPHY & FAUCETTE                             53 BROADWAY
     5101 WASHINGTON AVENUE, N.W.                           P.O. BOX 307
       WASHINGTON, D.C.  20016                       AMITYVILLE, NEW YORK 11701
                                --------------------
          APPROXIMATE  DATE OF COMMENCEMENT  OF PROPOSED SALE TO THE PUBLIC:  As
 promptly  as  practicable   after  the  effective  date  of  this  Registration
 Statement.

      If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [X]
                                --------------------
                           CALCULATION OF REGISTRATION FEE

==========================================================================================================
TITLE OF EACH CLASS                           PROPOSED MAXIMUM     PROPOSED MAXIMUM        AMOUNT OF
OF SECURITIES TO           AMOUNT TO BE        OFFERING PRICE          AGGREGATE          REGISTRATION
  BE REGISTERED             REGISTERED            PER UNIT          OFFERING PRICE            FEE
----------------------------------------------------------------------------------------------------------
Common stock           1,781,708 shares(1)      $12.9375(2)        $23,050,847(2)            (3)
$0.01 Par Value......
==========================================================================================================
(1)   Estimated  based on number of shares to be issued in respect  to the number of  outstanding  shares
      of Common  Stock of Long  Island  Commercial  Bank   ("LICB" or the "Bank"), as adjusted to reflect
      up to an  additional  7.7%  of  the  outstanding  shares due  to shares required through the Bank's
      Dividend  Reinvestment Plan.
(2)   The  proposed  maximum  offering  price  per share  and  proposed maximum  aggregate offering price reflect  the  market  price  and  market  value  of  the Common  Stock of LICB, to be converted and exchanged  in connection with the  reorganization  described in the Prospectus and Proxy Statement, computed  in  accordance  with  Rule 457(f)(1),  based upon  the average of the high and  low sales price of the Common Stock as reported by the Nasdaq  National  Market System on September 17, 1998.
      The proposed  maximum  offering price  per  share and proposed  maximum  aggregate  offering  price are  estimated  solely in order to determine the registration fee.
(3)   Registration fee previously paid with Form S-4, filed on September 22, 1998.


               PART II. INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 21.   EXHIBITS AND FINANCIAL STATEMENT SCHEDULES


           EXHIBIT NO.      DESCRIPTION
           -----------      -----------

              2.0           Plan of Acquisition (Attached as Appendix A to the Prospectus and
                            Proxy Statement filed as part of the Registration Statement).
              3.1           Certificate of Incorporation of Long Island Financial Corp.  (Attached as
                            Appendix B to the Prospectus and Proxy Statement filed as part of the
                            Registration Statement).
              3.2           Bylaws of Long Island Financial Corp.  (Attached as Appendix C to the
                            Prospectus and Proxy Statement filed as part of the Registration
                            Statement).
              4.0           Specimen Stock Certificate of Long Island Financial Corp.
              5.0           Opinion by Muldoon, Murphy & Faucette re: legality*
              8.0           Opinion by Muldoon, Murphy & Faucette re: tax matters*
             10.0           Form of the Long Island Financial Corp. 1998 Stock Option Plan
                            (Attached  as Appendix D to the  Prospectus  and Proxy  Statement
                            filed as part of the Registration Statement).
             23.0           Consent of Muldoon, Murphy & Faucette*
---------------------------
*     Filed herewith by amendment

CONFORMED

                                  SIGNATURES
                                  ----------

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Islandia, State of New York on October 9, 1998.


                                     LONG ISLAND FINANCIAL CORP.



                                     By:   /s/ Douglas C. Manditch
                                           -------------------------------------
                                           Douglas C.  Manditch
                                           President and Chief Executive Officer




         NAME                       TITLE                             DATE
         ----                       -----                             -----
/s/ Douglas C. Manditch    President, Chief Executive Officer    October 9, 1998
------------------------   and Director
Douglas C. Manditch


*                          Senior Vice President, Senior
------------------------   Financial Officer and Secretary
Thomas Buonaiuto


*                          Chairman of the Board
------------------------
Perry B. Duryea, Jr.


*                          Vice Chairman of the Board
------------------------
Roy M. Kern, Sr.


*                          Director
------------------------
Harvey Auerbach


*                          Director
------------------------
John L. Ciarelli


*                          Director
------------------------
Donald Del Duca


*                          Director
------------------------
Frank J. Esposito


*                          Director
------------------------
Waldemar Fernandez

*                             Director
--------------------------
Gordon A. Lenz


*                             Director
--------------------------
Walter J. Mack


*                             Director
--------------------------
Werner S. Neuburger


*                             Director
--------------------------
Thomas F. Roberts, III


*                             Director
--------------------------
Alfred Romito


*                             Director
--------------------------
Sally Ann Slacke


*                             Director
--------------------------
John C. Tsunis

* Pursuant to the Power of Attorney filed on September 22, 1998 to the S-4 Registration Statement of Long Island Financial Corp.